UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2017

Enumeral Biomedical Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55415	99-0376434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 945-91466

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2017 (the “Closing Date”), Enumeral Biomedical Holdings, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors (the “Buyers”), pursuant to which the Buyers purchased 668 Units (the “Units”) of the Company’s securities, at a purchase price of $1,000 per Unit (the “Offering”). Each Unit consists of (i) a 12% Senior Secured Promissory Note (the “Notes”), with a face value of $1,150, and (ii) a warrant (the “Investor Warrant”) to purchase 11,500 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), exercisable until five years after the date of the closing, at an exercise price of $0.10 per share (subject to adjustment in certain circumstances). The Company received an aggregate of $668,000 in gross cash proceeds, before deducting placement agent fees and expenses, in connection with the sale of the Units. The Company expects to use the net proceeds of approximately $548,000 from the sale of the Units to fund the Company’s research and development, general corporate expenses and working capital. The Company may hold additional closings of the Offering, subject to an extension of up to 30 days following May 19, 2017, upon the mutual agreement of the Company and the Placement Agents (as defined below).

The proceeds for the sale of the Units were held in escrow, pending closing of the purchase and sale of the Units, pursuant to the terms of an Escrow Agreement (the “Escrow Agreement”) among the Company, the Placement Agents and the escrow agent.

The Company’s obligations under the Notes are secured, pursuant to the terms of an Intellectual Property Security Agreement (the “Security Agreement”), dated as of the Closing Date, among the Grantors (as defined below), the Buyers and the collateral agent for the Buyers named therein, by a first priority security interest in all now owned or hereafter acquired intellectual property of the Company and Enumeral Biomedical Corp., a wholly-owned subsidiary of the Company (the “Subsidiary” and together with the Company, the “Grantors”), except to the extent such intellectual property cannot be assigned or the creation of a security interest would be prohibited by applicable law or contract.

Interest on the Notes is payable on the face value of the Notes at the rate of 12% per annum, which is cumulative and due and payable in shares of Common Stock (the “Interest Shares”) on the applicable conversion date, or in cash in the case of a redemption of the Notes by the Company (each as further described below). The Notes have a stated maturity date of 12 months from the Closing Date. The Notes will rank senior to all existing indebtedness of the Company, except as otherwise set forth in the Notes.

In the event of any liquidation, dissolution or winding up of the Company, holders of the Notes will be entitled to receive, out of assets available therefor, an amount equal to 124% of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon. In the event of a sale of the Company during the term of the Notes, at the closing of such sale, at the option of each holder of the Notes, a holder of a Note will be entitled to receive an amount equal to 200% of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon; provided, that such amount will be paid in either cash of securities of the acquiring entity at such acquiring entity’s discretion.

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The Notes are convertible at the option of the holder, in whole or in part, into shares of Common Stock (the “Conversion Shares” and together with the Interest Shares, the “Repayment Shares”) at any time after the earlier of (i) the date a registration statement registering the Repayment Shares is declared effective by the SEC or (ii) six months after the date of the initial closing of the Offering.  If no conversion has taken place within twelve months after the Closing Date, the Notes, together with accrued and unpaid interest thereon, will automatically convert into Repayment Shares.

The conversion price per share of Common Stock in either event listed above is the lesser of (i) $0.10 per share (subject to adjustment in certain circumstances), or (ii) 75% of the volume weighted average price of the Common Stock during 10 consecutive trading days ending on the trading day immediately prior to the conversion date, subject to a floor of $0.03 per share (which floor is subject to “full ratchet” adjustment in certain circumstances if the Company issues Common Stock, or Common Stock equivalents, at a price below $0.03 per share of Common Stock, and to proportionate adjustment in certain other circumstances).

The Notes provide that the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will convert automatically into Common Stock on the date on which the Company completes and closes an offering involving the sale of at least $5,000,000 of equity securities or securities convertible into or exercisable for equity securities by the Company (a “Qualified Financing”). At the closing of a Qualified Financing, all outstanding principal and accrued interest then due on the Notes shall automatically be converted into a number of shares of Common Stock based upon a 25% discount to the lesser of (i) the lowest price at which Common Stock is sold in the Qualified Financing, or (ii) the lowest price at which securities sold in the Qualified Financing can be exercised for or converted into Common Stock.

The Notes provide that if the Company fails to pay any principal amount or interest due under the Notes within 5 business days of the date such payment is due, or upon the occurrence of other events of default under the terms of the Notes (which such event of default continues beyond any applicable cure period), the entire unpaid principal balance of the Note, together with any accrued and unpaid interest thereon, will become due and payable, without presentment, demand, protest or notice of any kind.

Pursuant to the terms of a Placement Agency Agreement (the “Placement Agency Agreement”), dated as of May 12, 2017, between the Company and the placement agents for the Offering (the “Placement Agents”), the Placement Agents are paid a commission equal to ten percent (10%) of the gross proceeds at each closing of the Offering (the “Placement Agent Cash Fee”). The Placement Agency Agreement also provides that the Placement Agents, or their designees, will receive five-year warrants (the “Placement Agent Warrants”) to purchase a number of shares of Common Stock at an exercise price of $0.05 per share equal to 10% of the number of Conversion Shares issuable upon conversion of the Notes issues at each closing of the Offering, based on a conversion price of $0.10 per share. In accordance with the terms of the Placement Agency Agreement, on the Closing Date the Company issued Placement Agent Warrants to purchase an aggregate of 768,200 shares of Common Stock on the terms set forth above to the Placement Agents.

The Placement Agency Agreement also provides that if, within 12 months of the first closing of the Offering, the Company completes a financing or similar transaction (a “Subsequent Financing”) with a party introduced to the Company by the Placement Agents in connection with the Offering, and a Placement Agent does not participate in such financing or similar transaction, the Placement Agent shall be entitled to receive a Placement Agent Cash Fee and Placement Agent Warrants for such Subsequent Financing in the same manner as calculated for this Offering.

Pursuant to the terms of the Placement Agency Agreement, the Company agreed to pay (i) one Placement Agent’s legal counsel’s fees equal to the sum of 1% of the gross proceeds of each closing, but in no event less than $15,000 for all closings, (ii) another Placement Agent’s legal counsel’s fees in an amount not to exceed $40,000, (iii) a Placement Agent’s legal counsel’s reasonable out of pocket expenses related to the Offering (not to exceed $3,000 in the aggregate), and (iv) a $10,000 non-accountable expense allowance to one of the Placement Agents.

The Placement Agency Agreement also provides that the Company will indemnify the Placement Agents and their respective agents to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and, where such indemnification is not available, to contribute to the payments the Placement Agents and their respective sub-agents may be required to make in respect of such liabilities.

The Company has granted a right of first refusal to each Buyer to participate on a pro rata basis of any subsequent securities offerings by the Company on the same terms and conditions on which such securities are proposed to be offered to other persons for twelve (12) months following the first closing of the Offering; provided that such right shall not apply to securities issued (i) pursuant to any merger, acquisition, stock or asset purchase, or business combination (each, a “Strategic Transaction”) or (ii) to any investors in connection with any such Strategic Transaction where the raising of capital is a condition to such transaction.

Pursuant to a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), the Company has granted registration rights to each Buyer with respect to the Repayment Shares and the shares of Common Stock issuable upon exercise of the Investor Warrants (the “Investor Warrant Shares”), and to the Placement Agent with respect to the shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares,” and, together with the Repayment Shares and Investor Warrant Shares, the “Registrable Shares”). Under the terms of the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to promptly, but no later than 60 calendar days from the final closing date of the Offering (the “Final Closing Date”), file a registration statement with the SEC (the “Registration Statement”) to register the resale of the Registrable Shares. The Company has agreed to use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within 135 calendar days of the Final Closing Date. If the Company is late in filing the Registration Statement or if the Registration Statement is not declared effective within 135 days of the Final Closing Date, or if certain other Registration Events (as defined in the Registration Rights Agreement) occur, the Company will be required to pay the holders of Registrable Shares liquidated damages at a rate of 12% per annum of (i) the aggregate purchase price paid by such holder for the Registrable Shares pursuant to the Subscription Agreement, or (ii) $0.05 per share of Registrable Shares issued and issuable to such holder upon exercise of the Placement Agent Warrants, subject to certain limitations set forth in the Registration Rights Agreement; provided, however, that in no event shall the aggregate of any such liquidated damages exceed five percent (5%) of the applicable foregoing amounts described above with respect to such holder’s Registrable Shares that are affected by all Registration Events in the aggregate. No liquidated damages will accrue and accumulate with respect to (a) any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of Common Stock which may be included in the Registration Statement.

The foregoing descriptions of the Subscription Agreement, Escrow Agreement, Security Agreement, Placement Agency Agreement, Registration Rights Agreement, Placement Agent Warrant, Investor Warrant and Note do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the documents, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2017.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company sold Units to the Buyers in the Offering in the aggregate principal amount of $668,000.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company sold Units to the Buyers in the Offering in the aggregate principal amount of $668,000. Pursuant to the terms of the Notes contained in the Units, shares of Common Stock may be issuable at maturity to repay the principal and/or interest on the Notes.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuances of (a) the Notes, (b) the Repayment Shares, (c) the Investor Warrants, (d) upon exercise of the Investor Warrants, the Investor Warrant Shares, (e) the Placement Agent Warrants, and (f) upon exercise of the Placement Agent Warrants, the Placement Agent Warrant Shares, in connection with the Offering are exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D and/or Regulation S as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under of the Securities Act as transactions by an issuer not involving any public offering. The securities sold in the Offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. The disclosure is being issued pursuant to and in accordance with Rule 135c promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

	By:	/s/ Kevin G. Sarney
	Name:	Kevin G. Sarney
Dated: May 22, 2017	Title:	Vice President of Finance, Chief Accounting Officer and Treasurer

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